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                                                                      EXHIBIT 23
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                           As independent public accountants, we hereby consent
to the incorporation by reference of our report dated February 4, 1994, (the Report of Independent Public Accountants) appearing on page 39 of the 1993 Annual Report to Shareholders of Southern California Edison Company (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1993 of Southern California Edison Company (Edison). It should be noted that we have not audited any financial statements of Edison subsequent to December 31, 1993 or performed any audit procedures subsequent to the date of our report.

                           We further consent to the incorporation by reference
of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on
Supplemental Schedules), appearing on page    of this Annual Report on Form
10-K, in the Edison Registration Statements which follow:

    REGISTRATION FORM                         FILE NO.                         EFFECTIVE DATE
    -----------------                         --------                         --------------
       Form  S-3                              33-53288                         November 6, 1992
       Form  S-3                              33-53290                         November 6, 1992
       Form  S-3                              33-50251                         September 21, 1993

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                                            ARTHUR ANDERSEN & CO.


Los Angeles, California
March 17, 1994